EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-147682) on Form S-8 and Registration Statements (Nos. 333-175685, 333-178620, 333-183225, 333-188393, 333-188543, 333-193301, 333-196098, 333-197053, 333-206461, 333-212782 and 333-213229) on Form F-3 of Teekay Offshore Partners L.P. (the “Partnership”) of:

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our reports dated April 12, 2017, with respect to the consolidated balance sheets of the Partnership as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, cash flows and changes in total equity for each of the years in the three‑year period ended December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016; and

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our report dated April 12, 2017, with respect to the consolidated balance sheets of OOG-TKP FPSO GmbH & Co KG and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, cash flows and partners’ equity for each of the years in the three-year period ended December 31, 2016, which reports appear in the December 31, 2016 Annual Report on Form 20-F of Teekay Offshore Partners L.P.
/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
April 12, 2017